November 30, 1998




ABN AMRO Mortgage Corporation
181 West Madison Street, Suite 3250
Chicago, Illinois 60602-4510

Ladies and Gentlemen:

         We have acted as special counsel to ABN AMRO Mortgage Corporation (the "Company") in connection with the issuance of Mortgage Pass-Through Certificates, Series 1998-4 (the "Certificates"), evidencing undivided interests in a trust fund consisting primarily of certain mortgage loans, pursuant to the Pooling and Servicing Agreement, dated as of October 1, 1998 (the "Pooling and Servicing Agreement"), among the Company as depositor, LaSalle Home Mortgage Corporation, as servicer (the "Servicer"), and Chase Bank of Texas, National Association as trustee (the "Trustee"). The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (no. 333-57027) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement was declared effective on September 18, 1998. The Company has filed with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a supplement, dated October 22, 1998 (the "Prospectus Supplement"), to the prospectus, dated September 18, 1998 (the "Basic Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (no. 333-57027) including exhibits thereto and any information incorporated therein by reference is hereinafter called the "Registration Statement"; the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company, are hereinafter called the "Prospectus."

         We have examined the Registration Statement, the Pooling and Servicing Agreement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Certificates to an original purchaser that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus (the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

         In rendering the opinions set forth below, we have relied without independent investigation on the opinion letters of Kirk Flores, counsel to the Company, Thomas Rosiello, counsel to the Servicer, Thomas Godfrey, counsel to the Trustee and Charles Waters, Jr., counsel to the Trustee, copies of which are annexed hereto as Schedules 1, 2, 3 and 4, respectively.

ABN AMRO Mortgage Corporation
November 30, 1998
Page 2



         The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Certain Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

         On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

         1. The Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Depositor, the Servicer and the Trustee, and the Certificates have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, and the Certificates are legally and validly issued, fully paid and nonassessable, and the holders of such Certificates are entitled to the benefits of such Pooling and Servicing Agreement.

         2. The statements in the Prospectus under the headings "ERISA Considerations" and "Certain Federal Income Tax Consequences" and the statements in the applicable Prospectus Supplement under the headings "Certain Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they describe matters of United States federal income tax law or ERISA or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are accurate in all material respects. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.



                                               Very truly yours,

                                               /s/  Mayer, Brown & Platt
                                               -------------------------
                                               MAYER, BROWN & PLATT


DAC/JVG/LBT

                                 SCHEDULE 1
                                 ----------


ABN-AMRO                                    Kirk P. Flores
                                            Counsel

                                            ABN AMRO North America, Inc.
                                            135 South LaSalle Street
                                            Chicago, Illinois 60674-9135
                                            (312) 904-2014
October 27, 1998



Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois 60603-3441

Re:      ABN AMRO Mortgage Corporation, Depositor, Multi-Class
         Mortgage Pass-Through Certificates, Series 1998-4

Ladies and Gentlemen:

I am Counsel of ABN AMRO North America, Inc., an affiliate of ABN AMRO Mortgage Corporation (the "Company"), and as such, I have acted as counsel to the Company in connection with (i) that certain Underwriting Agreement (the "Underwriting Agreement") dated as of October 22, 1998 by and among the Company, Standard Federal Bancorporation, Inc. ("Standard Federal"), Lehman Brothers Inc. ("Lehman Brothers") and ABN AMRO, Incorporated ("AAI"), (ii) that certain Terms Agreement (the "Terms Agreement") dated as of October 22, 1998 by and among the Company, Standard Federal, Lehman Brothers and AAI, (iii) that certain Purchase Agreement (the "Purchase Agreement") dated as of October 27, 1998 by and among the Company, Standard Federal, Lehman Brothers and AAI, (iv) the other documents referred to below. Terms used herein without definition shall have the meanings given such terms in the Underwriting Agreement or the Purchase Agreement, as the context requires.

I have examined executed counterparts of the Underwriting Agreement, the Terms Agreement and the Purchase Agreement and such other documents, opinions and certificates as I have deemed necessary or appropriate to render this opinion. In making such examination of documents, I have assumed that the parties to documents requiring execution and delivery, other than the Company, have the power to enter into and perform all of their respective obligations thereunder, and I have also assumed the due authorization by, and the due execution and delivery of, such documents by each such party.

Based upon the foregoing and my examination of such other matters of fact and law as I deem appropriate to the opinions expressed herein, I am of the opinion that:

Mayer, Brown & Platt
October 27, 1998
Page Two


1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The execution and delivery by the Company of the Underwriting Agreement, the Terms Agreement, the Purchase Agreement and applicable Pooling and Servicing Agreement and the signing of the Registration Statement by the Company are within the corporate power of the Company and have been duly authorized by all necessary corporate action on the part of the Company; and neither the issue and sale of the Certificates (as defined in the Underwriting Agreement) or the Purchased Certificates (as defined in the Purchase Agreement) nor the consummation of the transactions contemplated herein or therein nor the fulfillment of the terms hereof or thereof will conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any contract, indenture, mortgage, or other instrument to which the Company is a party or by which it may be bound of which I am aware, other than the lien or liens created by the applicable Pooling and Servicing Agreement, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of the Company or, any statute, rule or regulation to which the Company is subject or by which it is bound or any writ, injunction or decree of any court, governmental authority or regulatory body to which it is subject or by which it is bound of which I am aware.

3. Other than as may be set forth or contemplated in the Prospectus, there is no action, suit or proceeding of which I am aware before or by any court or governmental agency or body, domestic or foreign, now pending or, to the best of my knowledge, threatened against the Company which might result in any material adverse change in the financial condition, earnings, affairs or business of the Company, or which might materially and adversely affect the properties or assets thereof or might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, the Certificates, the Purchased Certificates, the Underwriting Agreement, the Purchase Agreement or the Pooling and Servicing Agreement, or which is required to be disclosed in the Registration Statement.

I am a member of the bar of the State of Illinois and, with the exception of the opinions expressed in paragraph 1 (as to which I have relied on certificates issued by the Secretary of State of Delaware), do not express any opinion with respect to the laws of any jurisdiction other than the State of Illinois and the Federal Law of the United States of America. Nothing herein expresses any opinion with respect to state and federal securities laws, including the Securities Act of 1933 or the Illinois Securities Law of 1953.

Mayer, Brown & Platt
October 27, 1998
Page Three

You are hereby authorized to furnish copies of this opinion to Lehman Brothers and ABN AMRO Incorporated, which shall be entitled to rely on said opinion as if the same were addressed to them. This opinion is solely for your benefit and that of Lehman Brothers and ABN AMRO Incorporated, and may not be relied upon, nor may copies be delivered to, any other person without the written consent of the undersigned.

Sincerely,


 /s/ Kirk P. Flores
---------------------
    Kirk P. Flores



KPF:ch

                                 SCHEDULE 2
                                 ----------

ABN-AMRO North America, Inc.                          Thomas A. Rosiello
                                                      Senior Counsel

                                                      135 South LaSalle Street
                                                      Chicago, Illinois 60603
October 27, 1998                                      (312) 443-2707


Lehman Brothers Inc.                                  ABN AMRO Incorporated
Three World Financial Center                          208 South LaSalle Street
New York, NY 10285                                    Chicago, IL 60602

Re:      ABN AMRO Mortgage Corporation, Depositor, Multi-Class
         Mortgage Pass-Through Certificates, Series 1998-4

Ladies and Gentlemen:

I am Senior Counsel of ABN AMRO North America, Inc., an affiliate of LaSalle Home Mortgage Corporation (the "Servicer"), and as such, I have acted as counsel to the Servicer in connection with that certain Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of October 1, 1998 by and among the Servicer, ABN AMRO Mortgage Corporation and Chase Bank of Texas, National Association. Terms used herein without definition shall have the meanings given such terms in the Pooling and Servicing Agreement.

I have examined executed counterparts of the Pooling and Servicing Agreement and such other documents, opinions and certificates as I have deemed necessary or appropriate to render this opinion. In making such examination of documents, I have assumed that the parties to documents requiring execution and delivery, other than the Servicer, have the power to enter into and perform all of their respective obligations thereunder, and I have also assumed the due authorization by, and the due execution and delivery of, such documents by each such party.

Based upon the foregoing and my examination of such other matters of fact and law as I deem appropriate to the opinions expressed herein, I am of the opinion that:

1. The Servicer is validly existing as a corporation in good standing under the laws of the State of Illinois.

2. The execution and delivery by the Servicer of the Pooling and Servicing Agreement is within the corporate power of the Servicer and have been duly authorized by all necessary corporate action on the part of the Servicer; and, to my knowledge, neither the execution and delivery of the Pooling and Servicing Agreement nor the consummation of the transactions contemplated therein, nor compliance with the provisions thereof, will conflict with or constitute a breach of, or default under, any contract, indenture, mortgage, loan agreement, note, lease, deed of trust, or other instrument to which the Servicer is a party or by which it may be bound of which I am aware, nor will such action result in any violation of the provisions of the articles of incorporation or by-laws of the Servicer or, any law, administrative regulation or administrative or court decree of which I am aware.

Lehman Brothers Inc.
ABN AMRO Incorporated
October 27, 1998
Page 2


3. The Pooling and Servicing Agreement has been duly executed and delivered by the Servicer and constitutes a legal, valid and binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, except that such enforceability thereof may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, or the rights of federally chartered thrift institutions and their subsidiaries, and subject, as to enforceability, to general principles of equity (regardless whether enforcement is sought in a proceeding in equity or at law).

4. To my knowledge, the execution, delivery and performance by the Servicer of the Pooling and Servicing Agreement do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of any federal, state or other governmental agency or authority which has not previously been effected.

5. There is no action, suit or proceeding of which I am aware before or by any court or governmental agency or body, domestic or foreign, now pending or, to the best of my knowledge, threatened against the Servicer which might materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, the Pooling and Servicing Agreement.

6. The description of the Servicer in the applicable Prospectus Supplement is true and correct in all material respects.

I am a member of the bar of the State of Illinois and do not express any opinion with respect to the laws of any jurisdiction other than the State of Illinois and the Federal Law of the United States of America. Nothing herein expresses any opinion with respect to state and federal securities laws, including the Securities Act of 1933 or the Illinois Securities Law of 1953. This opinion is solely for your benefit and may not be relied upon, nor may copies be delivered to, any other person without the written consent of the undersigned.

Sincerely,

/s/ Thomas A. Rosiello
-----------------------
  Thomas A. Rosiello



Tar:ch

                                 SCHEDULE 3
                                 ----------




The Chase Manhattan Bank                            Thomas F. Godfrey
270 Park Avenue, 41st Floor                         Vice President and
New York, NY 10017-2070                             Assistant General Counsel
Tel 212-270-6949                                    Legal Department



                                                    October 27, 1998

ABN AMRO Incorporated
ABN AMRO Mortgage Corporation
181 West Madison, 32nd Floor
Chicago, Illinois 60602

Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Fitch IBCA, Inc.
One State Street Plaza, 32nd Floor
New York, NY 10004

LaSalle Home Mortgage Corporation
4242 North Harlem Avenue
Norridge, Illinois 60634

Standard & Poor's Corporation
25 Broadway
New York, New York 10004


                     Re: ABN AMRO Mortgage Corporation
             Mortgage Pass-Through Certificates, Series 1998-4
                            (the "Certificates")

Ladies and Gentlemen:

         I am a Vice President and Assistant General Counsel of The Chase Manhattan Bank ("Chase") and, as such, have reviewed the Pooling and Servicing Agreement dated as of October 1, 1998 (the "Agreement") among ABN AMRO Mortgage Corporation, LaSalle Home Mortgage Corporation, and Chase Bank of Texas, National Association, an affiliate of Chase, as trustee (the "Trustee").

         In rendering this opinion, I have also reviewed such corporate records, agreements, certificates, opinions and other documents, and such provisions of law, as I have deemed relevant and appropriate as a basis for the opinions hereinafter expressed. In such review I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to the original documents of all documents submitted to me as copies. In making my examination of any documents, I have assumed that all parties to such documents other than Chase had the corporate power and authority to enter into and to perform all obligations thereunder, and as to such parties, I have also assumed the due authorization by all requisite corporate action and the due execution and delivery of such documents and the validity and binding effect thereof. I have relied as to matters of fact upon statements of officers of Chase and others without any independent investigation or verification thereof.

         Based on the foregoing review, and subject to the qualifications expressed herein, I am of the opinion that the Agreement is a valid and legally binding obligation of the Trustee, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and transfer, and similar laws affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         I am admitted to practice law only in the State of New York and the opinions expressed above are limited to the laws of the State of New York.

         This opinion letter is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond such matters. I am furnishing this opinion to you solely for your benefit in connection with the Agreement, and no other person is entitled to rely hereon. This opinion may not be used, circulated, quoted or otherwise referred to for any other purpose without my prior written consent.

                                                 Very truly yours,

                                                 /s/ Thomas F. Godfrey
                                                 -----------------------
                                                 Thomas F. Godfrey
                                                 Vice President and
                                                 Assistant General Counsel

                                 SCHEDULE 4
                                 ----------

                           Charles H. Waters, Jr.
                              Attorney at Law

                                Chase Tower
                       600 Travis Street, Suite 1150
                             Houston, TX 77002

Mailing Address:                                      Telephone: (713) 216-8507
P.O. Box 4717                                        Telecopier: (713) 216-5476
Houston, TX 77210-4717                       Internet: charles.waters@chase.com

                              October 27, 1998

To the Addressees Listed on Exhibit A hereto.

                     Re: ABN AMRO Mortgage Corporation
             Mortgage Pass-Through Certificates, Series 1998-4
                     (the "Series 1998-4 Certificates")

Ladies and Gentlemen:

         I have acted as counsel to Chase Bank of Texas, National Association, a national banking association, in its capacity as trustee (the "Trustee"), in connection with the issuance of the referenced Series 1998-4 Certificates, issued pursuant to a Pooling and Servicing Agreement dated as of October 1, 1998 (the "Agreement"), by and among ABN AMRO Mortgage Corporation, as Depositor, LaSalle Home Mortgage Corporation, as Servicer, and the Trustee. In connection therewith, I have reviewed the Agreement, the articles of association, bylaws and resolutions of the Board of Directors of the Trustee, and such other matters as I have deemed necessary or advisable as a basis for the opinions herein expressed.

         In my examination, I have assumed the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, the authenticity of the originals of such latter documents, and the accuracy of the statements contained in such documents.

         Based upon the foregoing and subject to the qualifications set out herein, under applicable law of the State of Texas and the United States of America in force and effect as of the date hereof, I am of the opinion that:

         1. The Trustee is duly organized, validly existing and in good standing as a national banking association having the powers of a trust company, with full corporate and other power and authority to conduct its business and affairs as a trustee. Effective January 20, 1998, the name of the Trustee was changed from Texas Commerce Bank National Association to Chase Bank of Texas, National Association.

         2. The Trustee has duly accepted the office of trustee under the Agreement.

ABN AMRO Mortgage Corporation, et al.
October 27, 1998
Page 2


         3. The Trustee has full right, power and authority to execute and deliver the Agreement as trustee, to perform its obligations thereunder and to consummate all of the transactions contemplated by the Agreement.

         4. The Trustee has duly authorized, executed and delivered the Agreement.

         5. The execution and delivery of the Agreement by the Trustee, and its performance of and compliance with the terms of the Agreement, will not violate the Trustee's charter or bylaws and will not constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which the Trustee is a party or which is applicable to any of its assets.

         6. The Trustee is not in violation of, and its execution and delivery of the Agreement and its performance of and compliance with the terms thereof, will not conflict with or constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation would materially and adversely affect either the ability of the Trustee to perform its obligations under the Agreement or the financial condition of the Trustee.

         7. No litigation is pending or, to the best knowledge of the undersigned, threatened against the Trustee which would prohibit the Trustee from entering into the Agreement or which would materially and adversely affect either the ability of the Trustee to perform its obligations under the Agreement or the financial condition of the Trustee.

         8. No consent, approval or authorization of, or registration, declaration or filing with, any court or governmental agency or body having jurisdiction over the Trustee is required for the execution, delivery or performance by the Trustee of its obligations under the Agreement.

         9. The Series 1998-4 Certificates have been duly and validly executed, authenticated and delivered by the Trustee in accordance with the Agreement.

         I express no opinion with respect to the applicability or effect of any state or federal securities laws or of any federal, state or local tax laws. I am a member of the Texas Bar only and express no opinion on the laws of any jurisdiction other than the State of Texas and, to the extent applicable, the United States of America.

                                            Very truly yours,

                                            /s/ Charles H. Waters, Jr.
                                            ---------------------------
                                            Charles H. Waters, Jr.

                    Re: : ABN AMRO Mortgage Corporation
             Mortgage Pass-Through Certificates, Series 1998-4

               Exhibit A to Opinion of Charles H. Waters, Jr.

ABN AMRO Mortgage Corporation
181 West Madison, 32nd Floor
Chicago, Illinois 60602


LaSalle Home Mortgage Corporation
4242 North Harlem Avenue
Norridge, Illinois 60634

Lehman Brothers Inc.
Mortgage Backed Securities
Three World Financial Center
New York, New York 10285-1200

Fitch IBCA Inc.
One State Street Plaza, 32nd Floor
New York, New York 10004

Thacher Proffitt & Wood
2 World Trade Center, 40th Floor
New York, New York 10048



Chase Bank of Texas, National
 Association, as Trustee
600 Travis Street, 10th Floor
Houston, Texas 77002

Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois 60603

Standard & Poor's Ratings Services, a
Division of The McGraw-Hill Companies, Inc.
25 Broadway
New York, New York 10004

ABN AMRO Incorporated
181 West Madison, 32nd Floor
Chicago, Illinois 60602